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                                                                    EXHIBIT 3.18
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                       TEMPORARY RECEIPT-EXCHANGEABLE FOR DEFINITIVE ENGRAVED RECEIPT WHEN READY FOR DELIVERY


                                                         E Q U I T Y
                                                   R E S I D E N T I A L                                                 --------
                                         ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND

RECEIPT FOR DEPOSITARY SHARES                                                                                            --------


                                                                                       THIS CERTIFICATE IS
EACH REPRESENTING A 1/10                                                               TRANSFERABLE IN CANTON, MA,
FRACTIONAL INTEREST IN A                                                               JERSEY CITY, NJ OR NEW YORK, NY
6.48% SERIES N CUMULATIVE
REDEEMABLE PREFERRED SHARE
OF BENEFICIAL  INTEREST, PAR                                                                                CUSIP  29476L 78 4
VALUE $.01 PER SHARE                                                                                    SEE REVERSE FOR CERTAIN
(LIQUIDATION PREFERENCE EQUAL TO                                                                        RESTRICTIONS AND DEFINITIONS
$25.00 PER DEPOSITARY SHARE



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EquiServe Trust Company, N.A. and EquiServe, Inc., as Depositary (individually and collectively, the "Depositary"), hereby certifies that








is the registered owner of                                                                                         Depositary Shares


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("Depositary Shares"), each Depositary Share representing a 1/10 fractional interest in a 6.48% Series N Cumulative Redeemable
Preferred Share of Beneficial Interest, par value $.01 per share, of Equity Residential, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of June 19, 2003 (the "Deposit Agreement"), among the Trust, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all of the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized signatory.


Dated:





--------------------------                                                                                     ---------------------
     Secretary                                                                                                 President





                                                                                            EquiServe Trust Company, N.A.
                                                                                            Depositary, Transfer Agent and Registrar


                                                                                            ----------------------------------------
                                                                                            Authorized Signature


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                              EQUITY RESIDENTIAL

THE DEPOSITARY SHARES REPRESENTING SERIES N PREFERRED SHARES OF BENEFICIAL INTEREST REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP FOR THE PURPOSE OF THE TRUST'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST (A "REIT") UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE TRUST'S DECLARATION OF TRUST, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN COMMON SHARES, IN EXCESS OF 5.0 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING COMMON SHARES OF THE TRUST, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (ii) WITH RESPECT TO ANY CLASS OR SERIES OF PREFERRED SHARES AND/OR DEPOSITARY SHARES REPRESENTING ANY CLASS OR SERIES OF PREFERRED SHARES, NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN MORE THAN 5.0 PERCENT (IN VALUE OR NUMBER OF SHARES) OF THE OUTSTANDING SHARES OF SUCH CLASS OR SERIES OF PREFERRED SHARES AND/OR DEPOSITARY SHARES REPRESENTING SUCH CLASS OR SERIES OF PREFERRED SHARES, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE);
(iii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES THAT WOULD RESULT IN THE TRUST BEING "CLOSELY HELD" UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE TRUST TO FAIL TO QUALIFY AS A REIT; AND (iv) NO PERSON MAY TRANSFER SHARES IF SUCH TRANSFER WOULD RESULT IN SHARES OF THE TRUST BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OWN SHARES AND/OR DEPOSITARY SHARES REPRESENTING SHARES IN EXCESS OR VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE TRUST. IF ANY OF THE RESTRICTIONS ON TRANSFER OF OWNERSHIP ARE VIOLATED, THE SERIES N PREFERRED SHARES OF BENEFICIAL INTEREST REPRESENTED BY THE DEPOSITARY SHARES REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO A CHARITABLE TRUSTEE OF A CHARITABLE TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFER IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. A PERSON WHO ATTEMPTS TO BENEFICIARY OR CONSTRUCTIVELY OWN SHARES IN VIOLATION OF THE OWNERSHIP LIMITATIONS DESCRIBED ABOVE SHALL HAVE NO CLAIM, CAUSE OF ACTION, OR ANY RECOURSE WHATSOEVER AGAINST A TRANSFEROR OF SUCH SHARES. ALL ITALICIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST. THE TRUST WILL FURNISH A COPY OF THE DECLARATION OF TRUST, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, TO ANY HOLDER OF SHARES WITHOUT CHARGE ON WRITTEN REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS. THE TRUST WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF A RECEIPT OF A DEPOSITARY SHARE WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE DECLARATION OF TRUST WITH RESPECT TO THE TRUST AT TWO NORTH RIVERSIDE PLAZA, SUITE 400, CHICAGO, ILLINOIS 60606 ATTN: SECRETARY.

THE TRUST WILL FURNISH TO ANY SHAREHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS OR DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE SHARES OF EACH CLASS WHICH THE TRUST IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE TRUST IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF SHARES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE TRUST OR TO ITS TRANSFER AGENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

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TEN COM - as tenants in common                              UNIF GIFT MIN ACT- _____________ _____________
TEN ENT - as tenants by the entireties                                             (Cust)      (Minor)
JT TEN - as tenants with the right of                                       under Uniform Gifts to Minors Act
          survivorship and not as tenants in common                            __________________________________________________
                                                                                                    (State)

                                                            UNIF TRF MIN ACT- ______________ _____________
                                                                                   (Cust)      (Minor)
                                                                            (until age___)  under Uniform Transfers to Minors Act

                                                                               __________________________________________________
                                                                                                    (State)

                               Additional abbreviations may also be used though not in the above list.

                                                             ASSIGNMENT

For value received,_____________________________ hereby sell, assign and transfer unto


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Please insert Social Security or
other identifying number of assignee

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                          Please print or typewrite Name and Address including Postal Zip Code of Assignee

_____________________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint
______________________________Attorney to transferee the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated
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                                                                                          Signature Guarantee
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